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                                                                   Sub-Item 77C

              SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                    INVESCO VAN KAMPEN HIGH INCOME TRUST II

An Annual Meeting ("Meeting") of Shareholders of Invesco Van Kampen High Income Trust II (the "Fund") was held on July 17, 2012. The Meeting was held for the following purpose:

(1). Elect two Class II Trustees to its Board of Trustees, by the holders of Common Shares, each of whom will serve for a three-year term or until a successor shall have been duly elected and qualified.

The results of the voting on the above matter were as follows:

                                                 Votes    Votes
                Matter                            For    Against
                ------                         --------- -------
                (1). Wayne W. Whalen.......... 3,139,143 191,905
                     Linda Hutton Heagy....... 3,134,951 196,097

The Meeting was adjourned until August 14, 2012, with respect to the following proposals:

(1). Approval of an Agreement and Plan of Redomestication that provides for the reorganization of the Fund as a Delaware statutory trust.

(2). Approval of an Agreement and Plan of Merger that provides for Invesco High Yield Investments Fund, Inc. to merge with and into the Fund.

The results of the voting on the above matters were as follows:

                                                                            Votes    Votes   Votes   Broker
Matters                                                                      For    Against Abstain Non-Votes
-------                                                                   --------- ------- ------- ---------
(1). Approval of an Agreement and Plan of Redomestification that provides for the reorganization of the Fund as a Delaware statutory trust............................................................... 2,046,495 118,275 68,379  1,205,544
(2). Approval of an Agreement and Plan of Merger that provides for
     Invesco High Yield Investments Fund, Inc. to merge with and into the Fund............................................................ 2,020,314 152,014 60,821  1,205,544